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                                 EXHIBIT 8(c)
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                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                           USAA STATE TAX-FREE TRUST
                          Florida Tax-Free Income Fund

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GENERAL  - Fees are based on an  annual  per  shareholder  account  charge  for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

     Florida Tax-Free Income Fund - charge per account         $25.50


USAA STATE TAX-FREE TRUST                USAA TRANSFER AGENCY COMPANY
Florida Tax-Free Income Fund

By:                                       By:
    -----------------------------------      ------------------------------
    Christopher W. Claus                     Terri L. Luensmann
    President                                Vice President


Date:   August 1, 2001                    Date:  August 1, 2001

                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                           USAA STATE TAX-FREE TRUST
                       Florida Tax-Free Money Market Fund

-------------------------------------------------------------------------------
GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

    Florida Tax-Free Money Market Fund - charge per account            $25.50


USAA STATE TAX-FREE TRUST                 USAA TRANSFER AGENCY COMPANY
Florida Tax-Free Money Market Fund

By:                                       By:
    -----------------------------------      ------------------------------
    Christopher W. Claus                     Terri L. Luensmann
    President                                Vice President


Date:   August 1, 2001                    Date:  August 1, 2001